UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement

Amendment to the AHFL Acquisition Agreement

On August 24, 2012, China United Insurance Service, Inc. (the “Company” or “CUIS”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with all of the shareholders of Action Holdings Financial Limited (“AHFL”), a British Virgin Islands limited liability company, to acquire all of the issued and outstanding shares of AHFL, together with its subsidiaries in Taiwan, and consummated the acquisition (the “Acquisition”) contemplated by the Acquisition Agreement.

Pursuant to the provisions of the Acquisition Agreement, the Company was to pay NT$15 million (approximately US$450,977) on or prior to March 31, 2013 and NT$7.5 million (approximately US$225,489) subsequent to March 31, 2013 in cash in two installments, subject to certain terms and conditions. In addition the Company agreed to (i) issue 8,000,000 shares of common stock of the Company to the shareholders of AHFL; (ii) issue 2,000,000 shares of common stock of the Company to certain employees of Law Insurance Broker Co., Ltd. (“Law Broker”), a subsidiary of AHFL; and (iii) create an employee stock option pool, consisting of available options, exercisable for up to 2,000,000 shares of common stock of the Company.

On March 14, 2013, the Company and the selling shareholders of AHFL entered into an Amendment to the Acquisition Agreement (the “First Amendment”), pursuant to which, (i) the cash payment deadline as set forth in the Acquisition Agreement was extended from March 31, 2013 to March 31, 2015 or at any other time or in any other manner otherwise agreed upon by and among the Company and the selling shareholders of AHFL; and (ii) in lieu of the 2,000,000 employee stock option pool described in the Acquisition Agreement, the Company agreed to use its best efforts, as soon as practically possible, to create an employee stock pool consisting of up to 4,000,000 shares of CUIS common stock, among which 2,000,000 shares shall be solely granted to employees of Law Broker, and the remaining 2,000,000 shares to be granted to employees of affiliated entities of the Company (including Law Broker employees).

On March 13, 2015, the Company and the selling shareholders of AHFL entered into a second Amendment to the Acquisition Agreement (the “Second Amendment”), pursuant to which the cash payment deadline as set forth in the Acquisition Agreement was extended from March 31, 2015 to March 31, 2016 or at any other time or in any other manner otherwise agreed upon by and among the Company and the selling shareholders of AHFL.

On February 17, 2016, the Company and the selling shareholders of AHFL entered into a third Amendment to the Acquisition Agreement (the “Third Amendment”), pursuant to which, on or prior to June 30, 2016, (i) the Company is committed to complete the listing of the Company’s shares in a major capital market, where the net proceeds raised through such public offering financing shall be at least US$10,000,000; (ii) the Company is committed to distribute the cash payment in the amount of NT$22.5 million (approximately US$676,466), on a pro rata basis, to the selling shareholders of AHFL and issue 5 million common shares to its selected employees pursuant to its employee stock/option plan, or any alternative plan mutually accepted by the Company and such selling shareholders; and (iii) failure to timely complete either of the above-mentioned criteria shall be deemed as a material breach of the Company under Article 8 of the Acquisition Agreement, whereby the non-breaching party shall be entitled to terminate the Acquisition Agreement and unwind the Acquisition of AHFL by CUIS and restore the status quo of the Company and the Selling Shareholders as if the said acquisition had never happened.

On August 8, 2016, the Company and the selling shareholders of AHFL entered into a fourth Amendment to the Acquisition Agreement (the “Fourth Amendment”), pursuant to which: (A) the Third Amendment is terminated with immediate effect on August 8, 2016, and (B) Sections 2.2(iii) and (iv) of the Acquisition Agreement are amended and restated so that the Company is now obligated to: (iii) pay NT$15 million (USD475,406) to the Selling Shareholders in the amounts set forth opposite each Selling Shareholder's name on Schedule I on or prior to March 31, 2017 or at any other time or in any other manner otherwise agreed upon by and among the Parties; and (iv) pay NT$4,830,514 (USD153,097) to the Selling Shareholders in the amounts set forth opposite each Selling Shareholder's name on Schedule I on July 21, 2016. Unless amended by the Fourth Amendment, any other provision of the Acquisition Agreement shall remain unchanged. On July 21, 2016, the Company arranged for the payment of NT$4,830,514 (USD153,097) to the Selling Shareholders.

As of the date immediately prior to the consummation of the Acquisition, certain shareholders of AHFL, including Mao Yi Hsiao, were also significant shareholders of the Company: (i) Mao Yi Hsiao, together with Lee Shu Fen (his wife) and Mao Li Chieh (his daughter), owned 17.9% of the outstanding shares of the Company and 24.3% of the outstanding shares of AHFL. Mao Yi Hsiao, one of the directors of the Company, also acts as the sole director of AHFL and the board chairman of Law Enterprise, Law Management and Law Agent, and as the supervisor of Jiangsu Law Broker Co., Ltd. In addition, Lee Shu Fen also acts as general manager of Law Enterprise and the board chairman of Law Broker; (ii) Chao Hui Hsien, a shareholder of AHFL and Law Agent, is also a shareholder of the Company. In addition, Chao Hui Hsien also acts as general manager of Law Broker and director of Law Enterprise and Law Agent; (iii) Chuang Yung Chi, a shareholder of AHFL, is also a shareholder and Chief Financial Officer of the Company; (iv) Hsieh Tung Chi, a shareholder of AHFL, is also a shareholder of the Company. In addition, Hsieh Tung Chi acts as the Chief Operating Officer of the Company; (v) Tu Wen Ti, a shareholder of AHFL, is also a shareholder of the Company. In addition, Tu Wen Ti acts as the assistant general manager of Law Broker; and (vi) Shen Wen Che, a shareholder of AHFL, is also a shareholder of the Company. In addition, Shen Wen Che acts as the assistant general manager of Law Broker.

Subsequent to the closing of the Acquisition, Mao Yi Hsiao holds 100% of the Company’s outstanding preferred shares, and holds, together with his affiliates, 15.6% of the Company’s outstanding common shares, and 37.2% of the voting power of the Company.

The Fourth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

Amendment to the GHFL Acquisition Agreement

On February 13, 2015, the Company and AHFL entered into an acquisition agreement (the “Genius Acquisition Agreement”) with Mr. Li Chwan Hau, the selling shareholder of Genius Holdings Financial Limited ( “Mr. Li”), a company with limited liability incorporated under the laws of British Virgin Islands (“GHFL”), to issue 352,166 fully paid and non-assessable shares of AHFL Common Stock (“AHFL Shares”) together with a granted put option for 352,166 common shares of CUIS (“Put Option”), in exchange for 704,333 shares of common stock of GHFL, being all of the issued and outstanding capital stock of GHFL, subject to other terms and conditions of the Genius Acquisition Agreement. Subsequent to the acquisition, GHFL became a wholly-owned subsidiary of CUIS. GHFL holds 100% of the issued and outstanding shares of Genius Investment Consultant Co., Ltd. (“Taiwan Genius”), a limited company incorporated under the laws of Taiwan, which in turn holds approximately 15% issued and outstanding shares of Genius Insurance Broker Co., Ltd. (“Genius Broker”), a company limited by shares incorporated under the laws of Taiwan. Both GHFL and Taiwan Genius have no substantive business operation other than the holding of shares of its subsidiary. Genius Broker is primarily engaged in broker business across Taiwan. On March 31, 2015, the Put Option was exercised and Mr. Li received 352,166 shares of common shares of CUIS in exchange for his AHFL Shares.

On February 17, 2016, the Company and AHFL entered into an Amendment 2 to the Genius Acquisition Agreement (the “Second Genius Amendment”) with Mr. Li, pursuant to which, on or prior to February 28, 2016, (i) the Company is committed to complete the listing of the Company into major capital markets, where the net proceeds raised through such public offering financing shall be at least USD 10,000,000; and (ii) failure to timely complete the above-mentioned criteria shall be deemed as a material breach of the Company under Article 8 of the Genius Acquisition Agreement, whereby the Selling Shareholder shall be entitled to revoke the exercised Put Option right set forth in Section 2.8 as if the Put Option had never been exercised.

On August 8, 2016, the Company and AHFL entered into an Amendment 3 to the Genius Acquisition Agreement (the “Third Genius Amendment”) with Mr. Li, pursuant to which, the Second Genius Amendment is terminated with immediate effect on August 8, 2016.

The Third Genius Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Fourth Amendment to Acquisition Agreement, effective as of August 8, 2016, by and among the Company and the selling shareholders of AHFL.

10.2	Third Amendment to Genius Acquisition Agreement, effective as of August 8, 2016, by and among the Company, AHFL and Mr. Li CHWAN HAU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: August 9, 2016

	By:	/s/ Mao Yi Hsiao
	Name:	Mao Yi Hsiao
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Fourth Amendment to Acquisition Agreement, effective as of August 8, 2016, by and among the Company and the selling shareholders of AHFL.

10.2	Third Amendment to Genius Acquisition Agreement, effective as of August 8, 2016, by and among the Company, AHFL and Mr. Li CHWAN HAU.